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                                                                 Exhibit 3.01(a)

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                            AVIS GROUP HOLDINGS, INC.

                                      INTO

                              AVIS RENT A CAR, INC.


         The undersigned, Avis Rent A Car, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

         Name                                        State of Incorporation
         ----                                        ----------------------

         Avis Rent A Car, Inc.                       Delaware
         ("Corporation")

         Avis Group Holdings, Inc.                   Delaware
         ("Avis")

         SECOND: That the Corporation is the holder of one hundred percent (100%) of the outstanding shares of capital stock of Avis.

         THIRD: That the name of the surviving corporation is Avis Rent A Car, Inc. (the "Surviving Corporation").

         FOURTH: That the Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the Surviving Corporation, except that the name of the Corporation shall be changed to Avis Group Holdings, Inc.

         FIFTH: That the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent dated March 27, 2000.

         NOW, THEREFORE, BE IT RESOLVED, that the merger of Avis with and into the Corporation (the "Merger") with the Corporation being the Surviving Corporation, be and the same hereby is, approved; and be it further
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         RESOLVED, that the form of Certificate of Ownership and Merger whereby
Avis would merge into the Corporation with the Corporation being the Surviving Corporation, be, and the same hereby is, approved; and be it further

         RESOLVED, that all shares of Avis common stock outstanding immediately prior to the effective time of the Merger, shall, by virtue of the Merger, and without any action on the part of the holders thereof, be extinguished; and be it further

         RESOLVED, that the name of the Surviving Corporation shall be changed to Avis Group Holdings, Inc.

         SIXTH: That this Certificate of Ownership and Merger shall be effective on the date of filing with the Secretary of State of Delaware.


Dated: March 27, 2000


                                                   Avis Rent A Car, Inc.


                                                   By: \s\ KEVIN M. SHEEHAN
                                                       -------------------------
                                                       Kevin M. Sheehan
                                                       President - Corporate and
                                                       Business Affairs and CFO


ATTEST:


\s\ KAREN C. SCLAFANI
-----------------------------
Karen C. Sclafani
Secretary